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                                                                     EXHIBIT 3.1



                            CERTIFICATE OF AMENDMENT

                                       TO

                          CERTIFICATE OF INCORPORATION

                                       OF

                         TEXAS BIOTECHNOLOGY CORPORATION


         Texas Biotechnology Corporation (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), hereby certifies as follows:

         FIRST: That at a meeting of the Board of Directors of the Corporation on March 21, 2003, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, that Article FIRST of the Certificate of Incorporation of the Corporation, as amended, shall be amended to read as follows:

                           FIRST: The name of the corporation is Encysive
                  Pharmaceuticals Inc. (hereinafter referred to as the "Corporation").

         SECOND: That thereafter, pursuant to resolution of its Board of Directors, a meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the DGCL, at which meeting the holders of a majority of the shares of issued and outstanding common stock, par value $.005 per share, of the Corporation voted in favor of the foregoing amendment.

         THIRD: That the foregoing amendment to the Certificate of Incorporation was duly adopted by the stockholders of the Corporation on May 16, 2003 pursuant to the applicable provisions of Section 242 of the DGCL.

         IN WITNESS WHEREOF, the undersigned, being the duly authorized Secretary of the Corporation, for the purpose of amending the Certificate of Incorporation of the Corporation pursuant to Section 242 of the DGCL, does make and file this Certificate of Amendment this 16th day of May, 2003.


                                     TEXAS BIOTECHNOLOGY CORPORATION


                                     By:   /s/  STEPHEN L. MUELLER
                                        ---------------------------------------
                                           Stephen L. Mueller, Secretary